ARTHUR
                                    ANDERSEN


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 11, 1998 on the financial statements of The Alger Fund for the year ended October 31, 1998 and to all references to our Firm included in or made a part of the registration statement of The Alger Fund filed on Form N-1A (Amendment No. 30), Investment Company Act File No. 811-6880 with the Securities and Exchange Commission.


                                                         /s/ ARTHUR ANDERSEN LLP
                                                         -----------------------
                                                         ARTHUR ANDERSEN LLP


New York, New York
February 26, 1999